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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

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FOR FURTHER INFORMATION:
MEDIA:                        MEDIA:                              INVESTOR RELATIONS:
Mary Johnson                  Bob Rochelle                        Amy Hedison
Fleishman-Hillard             EXACT Sciences                      EXACT Sciences
P: (617) 267-9700, ext. 310   P: (978) 897-2800, ext. 260         P: (978) 897-2800, ext. 252
E: johnsonm@fleishman.com     E: brochelle@exactsciences.com      E: ahedison@exactsciences.com
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                 EXACT SCIENCES TO HOST CONFERENCE CALL ON 2000
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                       YEAR-END RESULTS ON MARCH 13, 2001
                       ----------------------------------


      MAYNARD, MASS. - MARCH 5, 2001 - EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a conference call discussing the Company's 2000 year-end financial results at 8:30 a.m. EST on Tuesday, March 13, 2001. A live Webcast of the conference call and a replay also will be available at www.exactsciences.com. The conference call, replay and Webcast are open to all interested parties.

      EXACT will announce its 2000 year-end financial results on Tuesday, March 13, 2001, prior to the conference call.

      Information for the call is as follows:

            Domestic callers: 800-370-0906

            International callers:  973-633-1010

      A replay of the conference call will be available an hour after the conference call, for 48 hours. Information for the replay is as follows:

            Domestic callers: 877-519-4471

            International callers:  973-341-3080

            PIN #:      2460268

      EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies for the early detection of several types of cancers. EXACT has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of


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colorectal cancer remains low. EXACT believes its technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT is based in Maynard, MA. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com.
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